SINCLAIR BROADCAST GROUP, INC.
                 SECOND AMENDMENT TO INCENTIVE STOCK OPTION PLAN
                 -----------------------------------------------

     THIS SECOND AMENDMENT TO INCENTIVE STOCK OPTION PLAN ("Second Amendment") is hereby adopted as of the 31 day of May, 1996 by the Compensation Committee and the Incentive Stock Option Committee of the Board of Directors of Sinclair Broadcast Group, Inc., a Maryland corporation (the "Corporation").

     WHEREAS, the stockholders of the Corporation approved an Incentive Stock Option Plan (the "Plan") on May 11, 1995 providing for the issuance by the Incentive Stock Option Committee of Options to purchase up to four hundred thousand (400,000) shares of the Corporation's Class A Common Stock; and

     WHEREAS, the Plan provides that the Board of Directors may amend the Plan; and

     WHEREAS, the Board of Directors did so amend the Plan on April 10, 1996 (the "First Amendment"); and

     WHEREAS,  by  Resolution  dated May 31, 1996,  the  Incentive  Stock Option
Committee of the Board of Directors recommended approval of this Second Amendment; and

     WHEREAS, the Board of Directors, pursuant to the Unanimous Consent of the Directors dated May 31, 1996, have directed that this Second Amendment be adopted.

     NOW, THEREFORE, pursuant to the foregoing Recitals, the Plan is hereby amended as follows:


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     1. The final  sentence of Section 2 of the Plan is deleted in its  entirety and replaced with the following:

          "If and when Barry Baker becomes an officer of Sinclair Communications, Inc., as contemplated under the Asset Purchase Agreement with River City Broadcasting, L.P. providing for the purchase by the Company of substantially all of the assets of River City, the authority to determine which non-insider eligible participants (meaning eligible participants who are not subject to the provisions of
          Section 16 of the Securities Exchange Act of 1934) may be granted options under the Plan will be vested in Mr. Baker."

     2. The following  language  shall be added to the end of Section (7) of the
Plan:

          "If the Optionee voluntarily terminates his employment with the Company subsequent to the Vesting Date, the Optionee may, within three (3) months thereafter, subject to the provisions of Subsection 7(a) above, exercise the Option to the extent that the Option was exercisable as of the date of termination of his employment; in such case, all unexercised Options shall terminate, be forfeited, and shall lapse upon the expiration of said three (3) month period."

     3. Section 12 of the Amended Plan shall be deleted in its entirety and replaced with the following:

          "12. Option Agreement. The granting of an Option shall take place and become effective on such date as the Incentive Stock Option Committee so determines. The Company shall cause a written Option Agreement substantially in the form of the Incentive Stock Option Agreement, which is attached hereto and marked Exhibit 1 to be presented to the Optionee in a timely manner upon the grant of such Options by the Incentive Stock Option Committee.

     4. No other provisions of the Plan shall be affected hereby, and the remainder of the Plan shall remain in full force and effect.

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                         SINCLAIR BROADCAST GROUP, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------

         THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made this ____ day of _________, 1996, by and between Sinclair Broadcast Group, Inc. (the "Company"), a Maryland corporation, and employee ________________________ an employee of the Company or one of the Company's direct or indirect subsidiaries (the "Optionee").

         WHEREAS, the Board of Directors of the Company has adopted an Incentive Stock Option Plan (the "Plan") administered by a committee of the Board of Directors as provided in the Plan (the "Committee"); and

         WHEREAS, by resolutions duly passed by both the Committee and the Board of Directors, the plan has been twice amended with respect to the vesting schedule of the options granted thereunder and other administrative matters; and

         WHEREAS, the Company has entered into an Amended and Restated Asset Purchase Agreement with River City Broadcasting, L.P. (the "APA"); and

         WHEREAS, the Committee and the Board of Directors consider it desirable and in the Company's best interests that the Optionee be given an opportunity to purchase shares of the Company's Common Stock in furtherance of the Plan.

         NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

         1. GRANT OF OPTION. The Company hereby grants to the Optionee, effective on the date of the first closing of the transactions contemplated in the APA (the "Grant Date") and contingent upon the satisfaction of the conditions contained in Paragraph 2 below, the right, privilege and option to purchase amount ___ shares of the Class A Common Stock of the Company (the "Stock"), at a purchase price equal to the average trading price per share of the Stock as reported on the NASDAQ National Market on the Grant Date and in the manner and subject to the conditions hereinafter provided. Said purchase price is not less than One Hundred Percent (100%) of the fair market value of the shares of Common Stock of the Company at the time this option is granted.

         2. THE GRANT OF THE OPTION DESCRIBED IN THIS AGREEMENT IS EXPRESSLY CONDITIONED ON THE OPTIONEE RETURNING TO THE COMPANY A FULLY EXECUTED EMPLOYMENT AGREEMENT IN A FORM SATISFACTORY TO THE COMPANY NOT LATER THAN JUNE 30, 1996. IF OPTIONEE FAILS TO RETURN SUCH EMPLOYMENT AGREEMENT AS SO PROVIDED, THIS AGREEMENT SHALL BE NULL AND VOID.

         3. PERIOD OF EXERCISE OF OPTION.

            (a) The option will be exercisable for a period of ten (10) years from the Grant Date. The options granted hereunder may be exercised upon vesting as set forth in the Plan, as amended.

            (b) The options granted under this plan will vest and become exercisable on the third anniversary of the Grant Date ("Vesting Date").

            (c) If the Optionee voluntarily terminates his or her employment with the Company prior to the Vesting Date, all options held by the Optionee will immediately terminate. If the Optionee voluntarily terminates employment with the Company, or any direct or indirect subsidiary thereof, subsequent to the Vesting Date, the Optionee may, within three (3) months thereafter, subject to the provisions of Subsection 3(b) above, exercise the Option to the extent that the Option was exercisable as of the date of termination of his or her employment; in such case, all unexercised Options shall terminate, be forfeited, and shall lapse upon the expiration of said three (3) month period.

            (d) If the Optionee is terminated from employment by the Company for "cause," as defined in such Optionee's then effective employment agreement, options held by the Optionee will immediately terminate.

            (e) If the Optionee's employment with the Company is terminated by the Company without cause, or in the event the Optionee's employment with the Company is terminated due to disability or death, the vesting of the option will be accelerated as follows: (a) one-third (1/3) if such termination occurs after the first anniversary (and before the second anniversary) of the date of grant, and (b) two-thirds (2/3) if such termination occurs after the second anniversary (and before the third anniversary) of the date of grant, and the Optionee may, within three (3) months thereafter, exercise that portion of the option to the extent of such accelerated vesting; options not so exercised will terminate upon the expiration of the said three (3) month period.

            (f) If the Optionee dies while employed by the Company or within three (3) months after termination of his or her employment by the Company, then within six (6) months after the date of the Optionee's death, subject to the provisions of Subsections 2(b) and 2(e) above, the option may be exercised by his or her estate or by any person who has acquired the Optionee's right to exercise the option by bequest or inheritance to the extent the option was exercisable as of the date of his or her death. Upon the expiration of said six
(6) month period, all unexercised options will terminate.

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            (g) Except as  otherwise  provided in  Subsection  2(f)  above,  the option and all rights granted hereunder may not be transferred by the Optionee, and may not be assigned, pledged, or hypothecated in any way and will not be subject to execution, attachment, or similar process. Upon any attempt by the Optionee to transfer the option, or to assign, pledge, hypothecate, or otherwise dispose of such option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy or any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void. The option will be exercisable, during the lifetime of the Optionee, only by the Optionee.

         4. METHOD OF EXERCISE. In order to exercise the option, the Optionee must give written notice to the Secretary of the Company at the Company's principal office in Maryland. Said notice shall be accompanied by full payment for the shares being purchased, a written statement that the shares are purchased for investment and not with a view to distribution. If the option is exercised by the successor of the Optionee following his or her death, proof shall also be submitted of the right of the successor to exercise the option. The Company shall not be required to transfer or deliver any certificate or certificates for shares purchased upon any such exercise of said option: (a) until after compliance with all than applicable requirements of law; and (b) prior to admission of such shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Company be required to issue fractional shares to the Optionee.

         5. LIMITATION UPON EXERCISE. The option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable, during the lifetime of the Optionee, only by the Optionee.

         6. LIMITATION UPON TRANSFER. Except as otherwise provided herein, the option and all rights granted hereunder shall not be transferred by the Optionee, and may not be assigned, pledged, or hypothecated in any way and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer the option, or to assign, pledge, hypothecate or otherwise dispose of such option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option or such rights, such option and such rights shall immediately become null and void.

         7. STOCK ADJUSTMENT. In the event of any change in Common Stock of the Company by reason of a stock split, stock dividend, recapitalization, exchange of shares, or other transaction, the number of shares remaining subject to the option and the option price per share shall be appropriately adjusted by the Committee.

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         8.   CORPORATION   REORGANIZATION.   If  there  shall  be  any  capital
reorganization   or   consolidation  or  merger  of  the  Company  with  another corporation or corporations, or any sale of all or substantially all of the Company's properties and assets to any other corporation or corporations, the Company shall take such action as may be necessary to enable the Optionee to receive upon any subsequent exercise of such option, in whole or in part, in lieu of shares of Common Stock, securities or other assets as were issuable or payable upon such reorganization, consolidation, merger or sale in respect of, or in exchange for such shares of Common Stock.

         9. RIGHTS OF STOCKHOLDER. Neither the Optionee, his or her legal representative, nor other persons entitled to exercise the option shall be or have any rights of a stockholder in the Company in respect of the shares issuable upon exercise of the option granted hereunder, unless and until certificates representing such shares shall have been delivered pursuant to the terms hereof.

         10. STOCK RESERVED. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the terms of this Agreement and shall pay any original issue taxes on the exercise of this option.

         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                 SINCLAIR BROADCAST COMPANY, INC.


                                 By:      _____________________________________

                                 Its:     _____________________________________

                                          _____________________________________
                                          Optionee


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